SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2004

Extended Stay America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13125	36-3996573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Dunbar Street Spartanburg, SC 29306
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (864) 573-1600

N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

On January 28, 2004, Extended Stay America, Inc. (the “Company”) held its regular conference call to discuss its quarterly earnings and operating results for the period ended December 31, 2003.  In order to more broadly respond to questions raised during that call, the Company issued a press release providing additional clarifying information regarding its financial reporting of repairs and maintenance expenditures and related accounting practices.  The release is incorporated herein by this reference, and is provided as Exhibit 99.1 to this current report.

Item 7.   Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated January 28, 2004, of Extended Stay America, Inc., providing clarifying information regarding its financial reporting of repairs and maintenance expenditures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2004

Extended Stay America, Inc.

	By:	/s/ CORRY W. OAKES, III
Corry W. Oakes, III
President and Chief Operating Officer